Exhibit 10.26

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Deferred Stock Unit                                Denny’s Corporation
Award Certificate                                      ID: 13-3487402
            203 East Main Street
    Spartanburg, SC 29319
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You have been awarded deferred stock units under the Denny’s Corporation 2017 Omnibus Incentive Plan (the “Plan”) entitling you to receive shares of Denny’s Corporation, par value $.01 per share (the “Common Stock”), at a future time under the terms indicated below:

Effective Date of Award:	___________

Number of Deferred Stock Units Awarded:	___________ units

Payment Rate:	1-for-1 basis

Payment Date:	Your termination of service as a director on the Denny’s Board of Directors for any reason, but subject to any applicable deferral election

Vesting Schedule:	100% vested _______ (1st anniversary
of effective date of award)

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You are also being awarded Dividend Equivalents (as defined in the Plan) with respect to the deferred stock units hereunder. Dividend Equivalents shall entitle you to receive cash payments equal to any ordinary cash dividends with respect to the number of shares of Common Stock subject to this award of deferred stock units. Any such cash dividends shall accrue without interest and shall vest and be paid, if at all, when and if the deferred stock unit is paid.

Notwithstanding the above payment date or any applicable deferral election, all outstanding deferred stock units and Dividend Equivalents hereunder, will accelerate, vest and settle in shares of Common Stock, or cash, with respect to Dividend Equivalents, upon a Change in Control.

If you completed and filed a deferral election pursuant to the deferred compensation program in place for non-employee directors, the deferred stock units and Dividend Equivalents hereunder will be subject to settlement and payment in shares of Common Stock, or cash with respect to Dividend Equivalents, on such date or dates set forth in the deferral election. No right or interest in this award may be pledged, encumbered, or hypothecated to or in favor of any party other than Denny’s Corporation, or shall be subject to any lien, obligation, or liability to any party other than Denny’s Corporation. This award is not assignable or transferable by you other than by will or the laws of descent and distribution.

This award is governed by the terms of the Plan. Any defined terms, to the extent not defined herein, shall have the meanings ascribed to such terms in the Plan.

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For Denny’s Corporation                             Date